UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2026
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Bridger Aerospace Group Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-41603	88-3599336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Aviation Lane Belgrade MT	59714
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (406) 813-0079
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BAER	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	BAERW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
On June 4, 2026, the Company held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). The final voting results for each of the matters submitted to a stockholder vote at the Annual Meeting are set forth below.
1.Election of Directors. The three Class I director nominees named in the Company’s definitive proxy statement on Schedule 14A filed with the Securities Exchange Commission on April 28, 2026 were elected to serve until the 2029 Annual Meeting of Stockholders, or until their successors have been duly elected and qualified, based upon the following voting results:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dan Drohan	21,972,048	692,505	21,106,276
H. Wyman Howard III	21,637,987	1,026,566	21,106,276
David Schellenberg	21,998,735	665,818	21,106,276
2.Ratification of Appointment of Independent Registered Accounting Firm. The appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 was ratified based upon the following voting results:

Votes For	Votes Against	Abstentions
43,334,859	354,286	81,684

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

Dated: June 5, 2026	By:	/s/ Justin D. Mogford
Justin D. Mogford
General Counsel and Corporate Secretary